UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2020

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On March 19, 2020, Phathom Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2020, the board of directors of the Company appointed Mark Stenhouse to the board as a Class I director, effective immediately, with an initial term expiring at the 2020 annual meeting of stockholders of the Company. Mr. Stenhouse will serve on the audit committee the board. Mr. Stenhouse has served as General Manager, Screening Business Unit at Exact Sciences Corporation, a biotechnology company, since April 2018. Previously, from October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., a biopharmaceutical company, where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 206, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse earned a bachelor’s degree in business administration from the College of Charleston.

In connection with his appointment to the board, Mr. Stenhouse received an option to purchase 20,000 shares of common stock of the Company, in accordance with the Company’s Non-Employee Director Compensation Program as described below. The option award will have a term of ten years from the date of grant and will vest and become exercisable over three years, subject to Mr. Stenhouse’s continued service on the board through the applicable vesting date. Mr. Stenhouse will also receive cash compensation for his service on the board in accordance with the Company’s Non-Employee Director Compensation Program. Mr. Stenhouse will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on September 30, 2019.

There are no arrangements or understandings between Mr. Stenhouse and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Stenhouse and the Company. The board has determined that Mr. Stenhouse meets the applicable independence requirements of the Nasdaq Stock Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on March 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: March 19, 2020	By:	/s/ David Socks
David Socks
Chief Financial Officer